Sub-Item 77K - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       The Registrant makes the following disclosures as required by Sub-Item 77K of Form N-SAR, Item 4 of Form 8-K and Item 304 of Regulation S-K.

       Effective October 18, 2002, the Company's Board of Directors approved a change in the Company's independent accountant. The independent accountant who resigned effective as of October 18, 2002 and had been previously engaged as the principal accountant to audit the Company's financial statements was Stockman Kast Ryan & Company, LLP. The audit reports of Stockman Kast Ryan & Company, LLP on the consolidated financial statements of the Company as of and for the years ended September 30, 2001, 2000, 1999, 1998, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

       In connection with the audits of the Company's financial statements for the fiscal years ended September 30, 2001, 2000, 1999, 1998, 1997 and 1996, and in connection with the subsequent interim period up to the date of resignation, there were no disagreements with Stockman Kast Ryan & Co., LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Stockman Kast Ryan & Co., LLP, would have caused Stockman Kast Ryan & Co., LLP to make reference to the matter in their report. Stockman Kast Ryan & Co., LLP has not reported on financial statements for any subsequent periods after September 30, 2001.

       The Company has retained the accounting firm of Ehrhardt Keefe Steiner & Hottman PC to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Ehrhardt Keefe Steiner & Hottman PC had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Ehrhardt Keefe Steiner & Hottman PC was effective on October 18, 2002.

                                   EXHIBITS
      Prior to the filing of this form N-SAR with the Commission, the Registrant provided Stockman Kast Ryan & Co., LLP with a copy of the information disclosed in this Sub-Item 77K. The Registrant has requested Stockman Kast Ryan & Co., LLP to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with statements made by the Registrant in this Sub-Item 77K of Form N-SAR and, if not, stating the respects in which it does not agree. The Registrant has filed Stockman Kast Ryan & Co., LLP letter as an exhibit to this Form N-SAR.

         Title
          Pursuant to Item 304(a)(3) of Regulation S-B, Section
          228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Stockman Kast Ryan & Co., LLP, former accountants to the Company.


                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 5, 2002       By: /s/ John R. Overturf, Jr.



                                   EXHIBIT

November 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 18, 2002 of Combined Penny Stock Fund, Inc. and are in agreement with the statements contained in the first, second and fourth paragraphs therein except our audit reports on the September 30, 1998, 1997 and 1996 financial statements of the registrant included explanatory paragraphs related to securities valuation. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Stockman Kast Ryan & Co., L.L.P.